                                                                    Exhibit 1.01

                                 TERMS AGREEMENT

                                                 October 29, 2004

Citigroup Inc.
399 Park Avenue
New York, New York 10043

Attention: Treasurer

Ladies and Gentlemen:

            We understand that Citigroup Inc., a Delaware corporation (the "Company"), proposes to issue and sell $1,000,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, Citigroup Global Markets Inc., Barclays Capital Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated, BNP Paribas Securities Corp., Muriel Siebert & Co., Inc., RBC Capital Markets Corporation and RBS Securities Corporation, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of the Securities set forth opposite our respective names on the list attached as Annex A hereto at 99.625% of the principal amount thereof, plus accrued interest, if any, from the date of issuance. The Closing Date shall be November 5, 2004, at 8:30 A.M. The closing shall take place at the Corporate Law offices of the Company located at 425 Park Avenue, New York, New York 10043.

            The Securities shall have the following terms:

Title: ................................    Floating Rate Notes Due 2014

Maturity: .............................    November 5, 2014

Interest Rate: ........................    Three-month LIBOR (Telerate) plus
                                           0.28%, determined as set forth in the
                                           Prospectus Supplement, dated October
                                           29, 2004, to the Prospectus, dated
                                           September 2, 2004

Interest Payment Dates: ...............    Quarterly on the 5th of February,
                                           May, August, and November, commencing
                                           February 5, 2005

Initial Price to Public: ..............    100.000% of the principal amount
                                           thereof, plus accrued interest from
                                           November 5, 2004

Redemption Provisions: ................    The Securities are not redeemable by
                                           the Company prior to maturity, except
                                           upon the occurrence of certain events
                                           involving United

                                           States taxation, as set forth in the
                                           Prospectus Supplement, dated October
                                           29, 2004, to the Prospectus, dated
                                           September 2, 2004

Record Date: ..........................    The business day preceding each
                                           Interest Payment Date

Additional Terms:

            The Securities shall be issuable as Registered Securities only. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company ("DTC") or its nominees, as described in the Prospectus Supplement relating to the Securities. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream International and their respective participants. Owners of beneficial interests in the Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Prospectus Supplement. Principal and interest on the Securities shall be payable in United States dollars. The provisions of Sections 11.03 and 11.04 of the Indenture relating to defeasance shall apply to the Securities.

            All the provisions contained in the document entitled "Primerica Corporation -- Debt Securities -- Underwriting Agreement -- Basic Provisions" and dated January 12, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

            Basic Provisions varied with respect to this Terms Agreement:

            (a) all references to Primerica Corporation shall refer to Citigroup Inc.;

            (b) in the second line of Section 2(a), delete "33-55542), including a prospectus" and insert in lieu thereof "333-117615), including a prospectus" and any reference in the Basic Provisions to the "Registration Statement" shall be deemed to be a reference to such registration statement on Form S-3;

            (c) in the fourth line of the third paragraph of Section 3, delete the phrase "certified or official bank check or checks in New York Clearing House (next day)" and insert in lieu thereof "wire transfer of federal or other same day";

            (d) in the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global";

            (e) in the fourth line of the fifth paragraph of Section 3, delete the phrase "certified or official bank check in New York Clearing House (next day)" and insert in lieu thereof "wire transfer of federal or other same day";

            (f) in the ninth line of Section 6(a), delete "such registration statement when it became effective, or in the Registration Statement" and insert in lieu thereof "the Registration Statement";

            (g) in the eighth line of Section 6(b), delete "in any part of such registration statement when it became effective, or in the Registration Statement" and insert in lieu thereof "the Registration Statement"; and

            (h) in the sixth line of Section 10, delete "65 East 55th Street, New York, New York 10022" and insert in lieu thereof "399 Park Avenue, New York, New York 10043"

            The Company agrees to use its best efforts to have the Securities approved for listing on the Luxembourg Stock Exchange and to maintain such listing so long as any of the Securities are outstanding, provided, however that:

            (a) if it is impracticable or unduly burdensome, in the good faith determination of the Company, to maintain such listing due to changes in listing requirements occurring after the date of the Prospectus Supplement, or

            (b) if the Transparency Directive (as defined in the Prospectus Supplement) is adopted and is implemented in Luxembourg in a manner that would require the Company to publish financial information according to accounting principles or standards that are materially different from United States generally accepted accounting principles, the Company may de-list the Securities from the Luxembourg Stock Exchange and shall use its reasonable best efforts to obtain an alternative admission to listing, trading and/or quotation of the Securities by another listing authority, exchange or system within or outside the European Union as it may decide. If such an alternative admission is not available or is, in the Company's opinion, unduly burdensome, such an alternative admission will not be obtained, and the Company shall have no further obligation in respect of any listing, trading or quotation for the Securities.

            The Company further agrees and hereby represents that it has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in the section MAR 2 Annex 2G of the Financial Services Handbook, and has not taken or omitted to take any action and will not take any action or omit to take any action (such as issuing any press release relating to any Securities without the Stabilization/FSA legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000.

            The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

            Each Underwriter further agrees and hereby represents that:

            (a) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date for the issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom for purposes of the Public Offers of Securities Regulations 1995;

            (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

            (c) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of FSMA does not apply the Company;

            (d) it will not offer or sell any Securities directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

            (e) it is aware of the fact that no German selling prospectus (Verkaufsprospekt) has been or will be published in respect of the sale of the Securities and that it will comply with the Securities Selling Prospectus Act (the "SSPA") of the Federal Republic of Germany (Wertpapier-Verkaufsprospektgesetz). In particular, each Underwriter represents that it has undertaken not to engage in a public offering (offentliche Anbieten) in the Federal Republic of Germany with respect to any Securities otherwise than in accordance with the SSPA and any other act replacing or supplementing the SSPA and all the other applicable laws and regulations;

            (f) the Securities are being issued and sold outside the Republic of France and that it has not offered or sold and will not offer or sell, directly or indirectly, any Securities to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France the Prospectus Supplement, the Prospectus or any other offering material relating to the Securities;

            (g) it and each of its affiliates has not offered or sold, and it will not offer or sell, the Securities by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong Kong), and unless permitted to do so under the securities laws of Hong Kong, no person has issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, any advertisement, document or invitation relating to the Securities other than with respect to the Securities to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent; and

            (h) it acknowledges that the Securities may not be offered, sold, transferred or delivered in or from The Netherlands as part of their initial distribution or at any time thereafter directly or indirectly, other than to individuals or legal entities (which include, but are not limited to, banks, brokers, dealers or finance companies which are subject to adequate supervision), institutional investors, insurance companies, pension funds, central governments and large public international organizations and large undertakings (through their treasury department) which are listed on a sufficiently regulated stock exchange, who or which regularly trade or invest in securities in the conduct of a business or a profession for their own account, all within the meaning of the Securities Transactions Supervision Act 1995 (Wet Toezicht Effectenverkeer 1995).

            In addition to the legal opinions required by Sections 5(c) and 5(d) of the Basic Provisions, the Underwriters shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. tax counsel to the Company, dated the Closing Date, to the effect that although the discussion set forth in the Prospectus Supplement under the heading "United States Federal Income Tax Considerations for Non-United States Holders" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities to non-United States holders of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Securities to non-United States holders of the Securities.

            John R. Dye, Esq., General Counsel -- Capital Markets of the Company, is counsel to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is special U.S. tax counsel to the Company. Cleary, Gottlieb, Steen & Hamilton is counsel to the Underwriters.

            Please accept this offer no later than 9:00 p.m. Eastern Time on October 29, 2004 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

            "We hereby accept your offer, set forth in the Terms Agreement, dated October 29, 2004, to purchase the Securities on the terms set forth therein."

                                Very truly yours,

                                CITIGROUP GLOBAL MARKETS INC.,
                                on behalf of the Underwriters named herein

                                By:  /s/ Jack D. McSpadden Jr.
                                    -----------------------------------
                                    Name:  Jack D. McSpadden Jr.
                                    Title: Managing Director

ACCEPTED:

CITIGROUP INC.

By:  /s/ Charles E. Wainhouse
    ---------------------------------
    Name:  Charles E. Wainhouse
    Title: Assistant Treasurer

                                     ANNEX A

                NAME OF UNDERWRITER                                  PRINCIPAL AMOUNT OF SECURITIES
----------------------------------------------------                 ------------------------------
Citigroup Global Markets Inc.                                             $  850,000,000
Barclays Capital Inc.                                                         25,000,000
Goldman, Sachs & Co.                                                          25,000,000
Lehman Brothers Inc.                                                          25,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                            25,000,000
ABN AMRO Incorporated                                                         10,000,000
BNP Paribas Securities Corp.                                                  10,000,000
Muriel Siebert & Co., Inc.                                                    10,000,000
RBC Capital Markets Corporation                                               10,000,000
RBS Securities Corporation                                                    10,000,000
                                                                          --------------
      TOTAL                                                               $1,000,000,000
                                                                          ==============